Exhibit 10.10

FORM OF NON-EXECUTIVE STOCK OPTION AWARD

HEMISPHERE MEDIA GROUP, INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Agreement”), is made, effective as of           (hereinafter the “Date of Grant”), between Hemisphere Media Group, Inc. (the “Company”), and             (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hemisphere Media Group, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”), pursuant to which awards of Options may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors (“Board”) of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of Options as provided herein and subject to the terms set forth herein.  For purposes of this Agreement, references to the Committee will be deemed to refer to the Company’s Board and/or the 162(m) Sub-Committee at any time that there is no constituted Compensation Committee

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.                                      Grant of Option.

(a)                                 Grant. The Company hereby grants to the Participant an Option (the “Option”) to purchase          shares of Common Stock (such shares, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an Incentive Stock Option.  The Exercise Price, being the price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $       per Option Share.

(b)                                 Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  In the event of a conflict between the Plan and this Agreement, the terms and conditions of this Agreement shall govern.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

(c)                                  Vesting.  Except as may otherwise be provided herein, subject to the Participant’s continued employment with the Company or an Affiliate, the Option shall become vested and exercisable in equal installments on each of the first         anniversaries of the Date of Grant.

2.                                      Transferability. The Option may not be assigned, alienated, pledged, attached, sold, gifted, loaned or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under the Plan.  In the event of the Participant’s death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Participant’s executors or administrators.  In addition, the Participant agrees to comply with any written holding requirement policy adopted by the Company for employees.

3.                                      Termination of Employment.  Except as otherwise provided herein (or as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Affiliates), if the Participant’s employment or service with the Company or any Affiliate, as applicable, terminates for any reason, then the unvested portion of the Option shall be cancelled immediately and the Participant shall immediately forfeit any rights to the Option Shares subject to such unvested portion.

4.                                      Expiration.

(a)                                 In no event shall all or any portion of the Option be exercisable after the tenth anniversary of the Date of Grant (the “Option Period”).

(b)                                 Except as otherwise provided herein (or as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Affiliates), if the Participant’s employment or service with the Company and all Affiliates is terminated by the Company or its Affiliates without Cause, the Option shall expire on the earlier of (A) the last day of the Option Period or (B) the date that is three (3) months after the date of such termination.  In the event of a termination described in this subsection (b), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.

(c)                                  Except as otherwise provided herein (or as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Affiliates), if the Participant dies or is terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of the Company or an Affiliate, the Option shall remain exercisable by the Participant or his or her beneficiary, as applicable, until the earlier of (i) the last day of the Option Period or (ii) the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable.  In the event of a termination described in this subsection (c), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.

(d)                                 Except as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Affiliates, if the Participant ceases employment or service of the Company or any of its Affiliates due to (i) a termination for Cause or (ii) a termination by the Participant for any reason, the Option (including any vested portion of the Option) shall expire immediately upon such cessation of employment or service.

5.                                      Method of Exercise.

(a)                                 Options which have become exercisable may be exercised by delivery of a duly executed written notice of exercise to the Company at its principal business office using such form(s) as may be required from time to time by the Company.  The Participant may obtain such form(s) by contacting the Legal Department at the address set forth in Section 8(a) below.

(b)                                 No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full of the Exercise Price therefor is received by the Company in accordance with Section 7(d) of the Plan and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(c)                                  Subject to applicable law, the Exercise Price and applicable tax withholding shall be payable by (i) cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) tendering previously acquired Common Stock (either actually or by attestation) valued at their then Fair Market Value and (iii) such other method which is approved by the Committee.  Any fractional shares of Common Stock shall be settled in cash.

6.                                      Rights as a Shareholder. The Participant shall not be deemed for any purpose to be the owner of any Option Shares unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant’s name shall have been entered as a shareholder of record with respect to such Option Shares on the books of the Company.

7.                                      Tax Withholding. The exercise of the Option (or any portion thereof) shall be subject to the Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to the Participant in connection with the Option or otherwise, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law. In addition, unless required pursuant to the terms of an employment, consulting or other written agreement between the Participant and the Company or any of its Affiliates, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and which would not result in adverse accounting to the Company) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Option Shares otherwise issuable or deliverable pursuant to the exercise of the Option Shares  a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to the Participant.

8.                                      Miscellaneous.

(a)                                 Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:	Hemisphere Media Group, Inc. 4000 Ponce de Leon Blvd., Suite 650 Coral Gables, FL 33146 Attention: Legal Department

if to the Participant:	at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(b)                                 Clawback/Forfeiture.  If the Participant receives any amount in excess of what the Participant should have received with respect to the Option Shares by reason of a financial restatement, mistake in calculations or other administrative error, in each case, as determined by the Company’s auditors, then the Participant shall be required to repay any such excess amount to the Company upon 30 days prior written demand by the Committee.  To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), the Option Shares shall be subject to any required clawback, forfeiture or similar requirement.

(c)                                  Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)                                 No Rights to Service.  Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e)                                  Bound by Plan.  By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f)                                   Beneficiary.  The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(g)                                  Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(h)                                 Section 409A.  The Option is intended to be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith. This Agreement is subject to Section 14(t) of the Plan.

(i)                                     Electronic Delivery. By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.

(j)                                    Securities Laws. The Participant agrees that the obligation of the Company to issue Option Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.

(k)                                 Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(l)                                     Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m)                             Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n)                                 Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Participant as of the day first written above.

HEMISPHERE MEDIA GROUP, INC.

By:
Name:
Title:

[PARTICIPANT]